GuideStone Funds

Item 77I: Terms of New or Amended Securities

Please refer to the 497 Definitive Materials filing (No.
811-10263) filed with the U.S. Securities and Exchange
Commission (the "SEC") on June 21, 2007, with respect to
GuideStone Funds.